UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On July 11, 2006, Blue Ridge Real Estate Company (the “Company”) entered into a Purchase Agreement with Net Lease Development LLC (the “Seller”), whereby the Seller agrees to sell and convey, and the Company agrees to purchase and acquire from Seller, all of Seller’s right, title and interest to certain real property, including the associated building and all improvements currently located thereon (the “Property”), located along New Jersey State Highway Route No. 9, in the Township of Dover, County of Ocean, State of New Jersey (the “Agreement”).  The Property is currently leased to Walgreen Eastern Co., Inc. (the “Tenant”) pursuant to a lease agreement dated May 18, 2005 (the “Lease”).

Pursuant to the Agreement, Company will purchase the Property, along with the Lease, for the sum of $5,950,000 (the “Purchase Price”), $250,000 of which was placed into escrow as a deposit (the “Deposit”) following the execution of the Agreement.  The closing of the proposed sale of the Property and transfer of the Lease (the “Closing”) is anticipated to occur on or about August 25, 2006.  The Closing is contingent upon, among other things, the Company’s approval of a satisfactory site inspection and the approval of certain inspection documents required to be delivered to the Company by the Seller (the “Inspection Documents”).  In the event that closing has not occurred by December 31, 2006, either party may terminate the Agreement, in which event the Deposit shall be returned to the Company.

The Agreement also contains customary representations and warranties, as well as standard closing conditions and termination provisions.

The foregoing is only a summary of the Agreement.  You are urged to read the Agreement in its entirety for a more complete description of the terms and conditions of the Agreement.  A copy of the Agreement is attached hereto as Exhibit 2.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement and Escrow Instructions, dated July 11, 2006, between Blue Ridge Real Estate Company and Net Lease Development LLC

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: July 17, 2006	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement and Escrow Instructions, dated July 11, 2006, between Blue Ridge Real Estate Company and Net Lease Development LLC